UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2012

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The information contained in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished by Ellington Financial LLC (the "Company") pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.
On December 18, 2012, the Board of Directors of the Company approved the formation of a new subsidiary (the “Operating Partnership”), into which the Company will contribute all of its assets (including its existing subsidiaries), and through which the Company expects it will henceforth conduct all of its operations and business activities. The Company believes that this will provide additional operational flexibility, will further align the interests of management and the Company by shifting a portion of management's investment from freely tradable Company common shares into interests in the Operating

Partnership (“OP Units”) that will be subject to significant liquidity restrictions, and will achieve certain tax efficiencies. In particular, as a result of this transaction, the Company expects that effective as of January 1, 2013, purchasers of its common shares will no longer experience acceleration of taxable income or loss in the year of purchase resulting from the differences between the Company's book value and their purchase price. To facilitate this transaction, Ellington Management Group, L.P. and certain of its affiliates (“Ellington”) have agreed to purchase 212,000 OP Units, representing an approximately 1% ownership interest in the Operating Partnership. Holders of OP Units will be entitled to receive the same distributions that holders of Company common shares receive, and the OP Units will be convertible into Company common shares on a one-for-one basis following the expiration of a two-year holding period (subject to certain additional limitations). OP Units will be non-voting with respect to matters as to which Company shareholders are entitled to vote. In connection with its agreement to purchase the OP Units, earlier today Ellington consummated a block sale of 212,000 Company common shares. Notwithstanding the additional illiquidity of the OP Units, Ellington has agreed to purchase the 212,000 OP Units at the same price per unit at which the block sale by Ellington of 212,000 Company common shares was consummated earlier today. The Company expects that its contribution of assets to the Operating Partnership and the issuance of the OP Units will be completed effective January 1, 2013. These transactions are not expected to have a material impact on the financial results or condition of the Company.
In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed "filed" for the purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL LLC

Date:	December 18, 2012	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer